UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
U.S. CONCRETE, INC.
(Exact name of registrant as specified in its charter)

Delaware	76-0586680
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
331 North Main Street Euless, Texas 76039
(Address of Principal Executive Offices, Zip Code)
U.S. CONCRETE, INC. LONG TERM INCENTIVE PLAN
(Full title of the plan)

Paul M. Jolas, Esq. U.S. Concrete, Inc. 331 North Main Street Euless, Texas 76039 (Name and address of agent for service) (817) 835-4113 (Telephone number, including area code, of agent for service)
Copies to:

Kerry E. Berchem, Esq. Garrett A. DeVries, Esq. Akin Gump Strauss Hauer & Feld LLP One Bryant Park New York, NY 10036 (212) 872-1095
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value per share (“Common Stock”)
Common Stock underlying existing restricted stock units	336,800	$45.50 (2)	$15,324,400.00 (2)	$1,875.32
Common Stock reserved for future awards	588,200	$45.50 (2)	$26,763,100.00 (2)	$3,243.69
Totals:	925,000	N/A	$42,087,500.00	$5,101.01

(1)
This Registration Statement also registers additional securities to be offered or issued upon adjustments or changes made to registered securities by reason of any stock splits, stock dividends or similar transactions as permitted by Rule 416(a) and Rule 416(b) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) under the Securities Act. The maximum offering price per share and maximum aggregate offering price are based on a price of $45.50, which was the average of the high and low sales prices per share of Common Stock reported on the Nasdaq stock market on May 9, 2019.

EXPLANATORY NOTE
This Registration Statement is being filed by U.S. Concrete, Inc., a Delaware corporation (the “Registrant”), pursuant to General Instruction E of Form S-8 under the Securities Act to register an additional 925,000 shares of Common Stock for issuance in connection with awards under the U.S. Concrete, Inc. Long Term Incentive Plan (the “Plan”) pursuant to the Amendment to the U.S. Concrete, Inc. Long Term Incentive Plan (the “Amendment”). The Amendment was approved by the Registrant’s stockholders on May 16, 2019. The Amendment increases the number of shares of Common Stock authorized for issuance under the Plan from 1,073,195 shares to 1,998,195 shares (an increase of 925,000 shares).
Except as set forth below, the contents of the Registrant’s registration statement on Form S-8 (File No. 333-188621) filed with the U.S. Securities and Exchange Commission (the “Commission”) on May 15, 2013 and relating to shares of Common Stock issuable in connection with awards under the Plan prior to the Amendment are incorporated by reference herein as permitted by General Instruction E of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents are hereby incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

(1)	our Annual Report on Form 10-K, filed on February 27, 2019, for the fiscal year ended December 31, 2018 pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the “Exchange Act”);
(2)	our Quarterly Report on Form 10-Q for the three-month period ended March 31, 2019, filed on May 9, 2019;
(3)	our Current Reports on Form 8-K, filed on April 15, 2019, April 17, 2019 and May 16, 2019; and
(4)
The description of our Common Stock, par value $.001 per share, set forth in our Registration Statement on Form 8-A filed on January 31, 2011, including any other amendments or reports filed for the purpose of updating such description.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of the filing hereof and prior to the filing of a post‑effective amendment, which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that no information furnished under either Item 2.02 or Item 7.01 (or any exhibits related thereto under Item 9.01) of any Current Report on Form 8-K shall be deemed to be incorporated by reference in this Registration Statement or to be a part hereof.

Item 8.    Exhibits.
Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of U.S. Concrete, Inc. (incorporated by reference to Exhibit 1 to the Registrant’s Registration Statement on Form 8-A filed on August 31, 2010).
3.2	Third Amended and Restated By-Laws of U.S. Concrete, Inc. (incorporated by reference to Exhibit 2 to the Registrant’s Registration Statement on Form 8-A filed on August 31, 2010).
3.3	Amendment No. 1 to Third Amended and Restated Bylaws of U.S. Concrete, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 20, 2015).
4.1	U.S. Concrete, Inc. Long Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K dated May 15, 2013).
4.2	Amendment to the U.S. Concrete, Inc. Long Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K dated May 16, 2019).
4.3	Form of Restricted Stock Agreement (Employee Form) (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K dated July 1, 2013).
5.1*	Opinion of Paul M. Jolas as to the legality of the securities being registered.
23.1*	Consent of Ernst & Young LLP.
23.2*	Consent of Grant Thornton LLP.
23.3*	Consent of Paul M. Jolas (included in Exhibit 5.1).
24.1*	Power of Attorney (set forth on the signature page of this Registration Statement).
____________
* Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Euless, State of Texas, on May 16, 2019.

U.S. CONCRETE, INC.
By:	/s/ William J. Sandbrook
William J. Sandbrook Chairman and Chief Executive Officer

POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby appoints William J. Sandbrook and Paul M. Jolas acting alone, his or her true and lawful attorney-in-fact with full power of substitution or re-substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments, including post-effective amendments to this Registration Statement, and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title
/s/ William J. Sandbrook	Chairman and Chief Executive Officer
William J. Sandbrook	(Principal Executive Officer)

/s/ John E. Kunz	Senior Vice President and Chief Financial Officer
John E. Kunz	(Principal Financial Officer)

/s/ Gibson T. Dawson	Vice President, Corporate Controller and Chief Accounting Officer
Gibson T. Dawson	(Principal Accounting Officer)

/s/ Susan M. Ball	Director
Susan M. Ball

/s/ Kurt M. Cellar	Director
Kurt M. Cellar

/s/ Michael D. Lundin	Director
Michael D. Lundin

/s/ Robert M. Rayner	Director
Robert M. Rayner

/s/ Colin M. Sutherland	Director
Colin M. Sutherland

/s/ Theodore P. Rossi	Director
Theodore P. Rossi